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Exhibit 99.1

FOR IMMEDIATE RELEASE                     www.fairchildsemi.com
NOVEMBER 28, 2001
                                          Investor Relations:
                                          Pete Groth
                                          207-775-8660
                                          investor@spf.fairchildsemi.com

                                          Corporate Communications:
                                          Patti Olson
                                          207-775-8728
                                          patti.olson@fairchildsemi.com

                                          Public Relations Firm:
                                          Barbara Ewen
                                          CHEN PR
                                          781-466-8282
                                          bewen@chenpr.com

NEWS RELEASE


           FAIRCHILD SEMICONDUCTOR UPDATES FOURTH QUARTER 2001 OUTLOOK

South Portland, Maine -- Fairchild Semiconductor International, Inc. (NYSE:
FCS), the leading global supplier of multi-market semiconductors, today confirmed its guidance for fourth quarter 2001 revenues and remains optimistic for 2002. Joe Martin, Fairchild Semiconductor's executive vice president and chief financial officer, made the statements today at Credit Suisse First Boston's annual Technology Conference in Phoenix, Arizona.

"While we still are guiding fourth quarter overall revenues to be flat to down five percent sequentially from the third quarter, we are encouraged by the strength in our trade sales, which should see a slight increase this quarter," said Martin. "Our turns bookings were strong in October and have slowed in November as the seasonal demand winds down. Quarter-to-date book-to-bill ratio continues to be slightly above 1:1.

"We're very pleased that our 26-week backlog has grown throughout the quarter. While we expect our book-to-bill ratio may drop below 1:1 during December and January as a result of normal seasonal reductions in demand, we are encouraged that we are already building backlog for first quarter 2002," continued Martin. "We have seen a slight uptick in pricing in October, mostly due to a stronger mix of power, interface and TinyLogicTM product sales. We're on track to meet our guidance of improving gross margins by 200 basis points this quarter."

In end market segments, Fairchild saw continued seasonal strength in personal computers in October and early November. The demand in the consumer area was also high for products such as DVD players, MP3 players, set top boxes and digital cameras. The notebook computer market picked up in late October into November, while cell phone handset orders showed steady increases. Wireline communications, networking and power supplies remain weak areas.

"We have become a stronger company through this downturn with market share gains, strategic acquisitions and improvements in our balance sheet," stated Martin. "We're the top worldwide supplier of power components, and we're expanding our penetration into flat panel displays, automotive ignition, portable digital appliances, consumer electronics and portable computing and communications. We just completed a very timely offering of convertible debt and now we have greater balance sheet flexibility to pursue acquisitions or reduce debt. And we believe we will turn the corner in our earnings performance and expect improved results sequentially in this quarter and throughout 2002."

Fairchild expects to report its fourth quarter and full year 2001 financial results on January 22, 2002.

ABOUT FAIRCHILD SEMICONDUCTOR INTERNATIONAL:

Fairchild Semiconductor International (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial, automotive and aerospace applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

SPECIAL NOTE ON FORWARD LOOKING STATEMENTS:

This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," "we plan," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic or political conditions (including as a result of terrorist attacks and responses to them); changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in more detail in our annual and quarterly filings with the Securities and Exchange Commission, available on the SEC's website at www.sec.gov or at Fairchild Semiconductor's website at investor.fairchildsemi.com.

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